Exhibit 99.1

Tesla Q4 2021 Vehicle Production & Deliveries

In the fourth quarter, we achieved production of more than 305,000 vehicles and deliveries of over 308,000 vehicles. In 2021, we delivered over 936,000 vehicles.

Thank you to all of our customers, employees, suppliers, shareholders and supporters who helped us achieve a great year.

Q4 2021
	Production	Deliveries	Subject to operating lease accounting
Model S/X	13,109	11,750	17%
Model 3/Y	292,731	296,850	5%
Total	305,840	308,600	5%

2021
	Production	Deliveries
Model S/X	24,390	24,964
Model 3/Y	906,032	911,208
Total	930,422	936,172

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Our net income and cash flow results will be announced along with the rest of our financial performance when we announce Q4 earnings. Our delivery count should be viewed as slightly conservative, as we only count a car as delivered if it is transferred to the customer and all paperwork is correct. Final numbers could vary by up to 0.5% or more. Tesla vehicle deliveries represent only one measure of the company’s financial performance and should not be relied on as an indicator of quarterly financial results, which depend on a variety of factors, including the cost of sales, foreign exchange movements and mix of directly leased vehicles.

Investor Relations Contact:

ir@tesla.com